SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2004

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21214	86-0585310

(Commission File Number)	(IRS Employer Identification Number)

1275 West Washington Street, Tempe, Arizona 85281

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(602) 286-5520

Not Applicable

(Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits

     (c)      Exhibits

Exhibit No.	Description

99.1	Press release, dated August 9, 2004, issued by OrthoLogic Corp.

Item 9.   Regulation FD Disclosure

The following information is being furnished pursuant to Item 9 “Regulation FD Disclosure.” On August 9, 2004, OrthoLogic Corp. issued a press release announcing its financial results for the fiscal quarter ended June 30, 2004. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 12.   Results of Operations and Financial Condition

The following information is being furnished pursuant to Item 12 “Results of Operations and Financial Condition.” On August 9, 2004, OrthoLogic Corp. issued a press release announcing its financial results for the fiscal quarter ended June 30, 2004. A copy of the press release is attached as Exhibit 99.1 to this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2004	ORTHOLOGIC CORP.

/s/ Thomas Trotter

Thomas Trotter Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated August 9, 2004, issued by OrthoLogic Corp.